UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Assured Guaranty US Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-1082002 (I.R.S. Employer Identification No.)
1633 Broadway New York, New York, 10019 Telephone: (212) 974-0100 (Address of principal executive offices and zip code) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.150% Senior Notes due 2031	The New York Stock Exchange
Assured Guaranty Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State of incorporation or organization)	98-0429991 (I.R.S. Employer Identification No.)
30 Woodbourne Avenue Hamilton HM 08 Bermuda Telephone: (441) 279-5700 (Address of principal executive offices and zip code) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.150% Senior Notes due 2031 Fully and unconditionally guaranteed by Assured Guaranty Ltd.	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
Securities Act registration statement file number to which this form relates: 333-238919-01; 333-238919.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
The securities to be registered hereby consist of (i) $500,000,000 aggregate principal amount of 3.150% Senior Notes due 2031 of Assured Guaranty Holdings Inc., a Delaware corporation (“AGUS”); and (ii) the guarantee with respect thereto (the “Guarantee”) by Assured Guaranty Ltd., a Bermuda-based holding company (“AGL”).
AGUS hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated June 3, 2020 under “General Description of the Offered Securities” and “Description of the Assured Guaranty US Holdings Debt Securities and AGL Guarantee” and in the Prospectus Supplement dated May 19, 2021 under “Description of Notes and Guarantee”, filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2021 under Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-238919 and 333-238919-01), previously filed with the Commission under the Act.
AGL hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated June 3, 2020 under “General Description of the Offered Securities” and “Description of the Assured Guaranty US Holdings Debt Securities and AGL Guarantee” and in the Prospectus Supplement dated May 19, 2021 under “Description of Notes and Guarantee”, filed with the Commission on May 21, 2021 under Rule 424(b)(2) under the Act, pursuant to a Registration Statement on Form S-3 (File No. 333-238919 and 333-238919), previously filed with the Commission under the Act.
Item 2. Exhibits.
4.1    Indenture, dated as of May 1, 2004, among Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 of Form 10-Q for the quarter ended March 31, 2004).
4.2    Form of Officer’s Certificate, dated May 26, 2021, related to 3.150% Senior Notes due 2031, containing Form of 3.150% Senior Notes due 2031 as Exhibit A (incorporated by reference to Exhibit 4.1 of Assured Guaranty Limited’s Current Report on Form 8-K filed May 26, 2021).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 26, 2021
ASSURED GUARANTY US HOLDINGS INC.

By: /s/     ROBERT A. BAILENSON
Name: Robert A. Bailenson
Title: Chief Financial Officer

Dated: May 26, 2021

ASSURED GUARANTY LTD.

By: /s/ ROBERT A. BAILENSON
Name: Robert A. Bailenson
Title: Chief Financial Officer